UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2010

Enable Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50995	52-2372260
(Commission File Number)	(IRS Employer
Identification No.)
1140 W. Thorndale Avenue Itasca, Illinois 60143-1335
(Address of Principal Executive Offices) (Zip Code)

(773) 272-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Stockholders of Enable Holdings, Inc. (the “Company”) was held on May 11, 2010.  The votes cast with respect to each item of business properly presented at the meeting are as follows:

1.
The stockholders elected (i) Donald Miller, to serve until his term expires at the 2012 Annual Meeting or until his successor is elected and qualified; (ii) Casey L. Gunnell and Patrick L. Neville, to service until their terms expire at the 2013 Annual Meeting or until either of their successors are elected and qualified; and (iii) Jeffry Parell, to serve until his term expires at the 2011 Annual Meeting or until his successor is elected and qualified.

	For	Withheld Authority
Donald Miller	114,119,514	53,540
Casey L. Gunnell	114,119,514	53,540
Patrick L. Neville	114,119,514	53,540
Jeffry Parell	114,119,514	53,540

2.	The stockholders approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 300,000,000.

For	113,393,143
Against	2,694,571
Abstain	2,673,480

3.	The stockholders approved an increase in the number of shares of Common Stock authorized for issuance under the Enable Holdings, Inc. 2005 Equity Incentive Plan to 25,000,000.

For	107,576,947
Against	6,675,107
Abstain	1,000

4.	The stockholders ratified BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

For	108,706,758
Against	26,609
Abstain	27,827

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 13, 2010
ENABLE HOLDINGS, INC.

By:	/s/ Miguel A. Martinez, Jr.
Miguel A. Martinez, Jr.
Chief Financial Officer